EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-132642 on Form F-4 of our report dated March 17, 2006, relating to the consolidated financial statements of Mittal Steel Company N.V. and subsidiaries, appearing in the Annual Report on Form 20-F of Mittal Steel Company N.V. and subsidiaries for the year ended December 31, 2005, and to the reference to us under the heading “Experts” in the Prospectus, which is part of such Registration Statement.

/s/ DELOITTE ACCOUNTANTS B.V.

Rotterdam, The Netherlands

May 23, 2006

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